Exhibit 10.13

THIS AGREEMENT is made on the 17th day of April 2021

BETWEEN:-

(1)	GLOBAL ENGINE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room A, 8/F, Reason Group Tower, 403 Castle Peak Road, Kwai Chung, New Territories, Hong Kong (the ” GEL”); AND

(2)	MDT INNOVATION SDN BHD, a limited liability company incorporated in Malaysia whose registered office is at Suite 19-04A, The Pinnacle, Persiaran Lagoon Bandar Sunway, 46150 Petaling Jaya, Malaysia. (the “MDT”)

WHEREAS:

GEL agrees to engage MDT and MDT agrees to provide to GEL the services as described in Schedule 1 (the “Services”), subject to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement, unless explicitly stated as otherwise, the expressions listed below shall have the following meanings:

(a)	“Fees” means the fees as specified in Schedule 1 payable by GEL from time to time to MDT for provision of the Services;

(b)	“HKIAC” is as defined in Clause 15.2;

(c)	“Services” means the services as detailed in Schedule 1; and

(d)	“Term” means the term as specified in Schedule 1;

1.2	Where the context permits, words in the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.3	The headings to the provisions of this Agreement are for ease of reference only and shall not affect the interpretation or construction of them.

1.4	References to clauses, schedules and annexes are, unless otherwise stated, to clauses, schedules and annexes of and to this Agreement which together form an integral part of this Agreement.

2.	PROVISION OF SERVICES

2.1	In consideration of GEL paying the Fees to MDT in the manner described in Clause 3, MDT agrees to provide the Services to GEL subject to the terms and conditions herein and in Schedule 1.

2.2	GEL and MDT shall cooperate in good faith in all matters relating to the provision of Services including but not limited to obtaining all consents, licences or approvals necessary for MDT to fulfil its obligations hereunder.

2.3	GEL shall respect independent performance of the Services by MDT and shall communicate with MDT for any suggestions and MDT may assign, subcontract or delegate any rights, duties, obligations or liabilities under this Agreement to any third parties with the consent of GEL.

2.4	MDT shall be entitled to deploy resources of all forms or manners as necessary for the performance of the Services under this Agreement. GEL is required to provide all necessary actions and assistance, including but not limited to furnishing documents, preparing & signing agreements & documents, providing confirmation, acceptance & endorsement of all relevant matters, to be performed and completed by GEL within a reasonable period of time as requested by MDT for MDT to fulfil its obligations under this Agreement.

2.5	The deployment of the Network Security for Internet Of Things (IOT) Cloud Platform shall be subjected to the satisfaction of the Testing and Commissioning procedures as reasonably required by GEL. Commissioning tests shall be performed to assess the overall functionality of the system as per the standards and design specifications. Each components of the System must be individually tested to ensure that it install correctly. Any comments regarding abnormal operation to failed tests shall be recorded in the comments section of the commissioning schedule.

3.	PAYMENT

3.1	GEL shall pay the Fees to MDT for provision of the Services in the manner set out in Schedule 1. MDT shall not be responsible for all unforeseeable costs, tax, charges, and expenses incurred for and in connection with the provision of the Services by MDT except as expressly provided otherwise in this Agreement or approved in advance in writing by MDT.

3.2	All payment shall be made within thirty (30) days from the date of invoices issued by MDT to GEL.

3.3	Any delay in payment shall entitle MDT for the costs and expenses incurred in connection with the collection of overdue payments, whether made in or out of court, without prejudice to any rights or remedies legally available to MDT.

4.	TERMINATION

4.1	This Agreement shall terminate upon the expiry of the Term specified in Schedule 1 unless extended by mutual agreement by the parties in writing or terminated earlier pursuant to the terms of this Agreement.

4.2	This Agreement may be terminated by either party with a 7 days’ notice without cause.

4.3	The expiration or termination of this Agreement for whatever cause shall be without prejudice to any pre-existing and/or accrued rights and obligations of the parties hereunder.

4.4	Clauses 5, 6, 7, 10, 11, 12, 13 and 16 and those terms which by their nature should survive termination shall continue to apply after expiration or termination of this Agreement for whatever reason.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	Each party represents and warrants that it has the authority necessary to enter into this Agreement and to do all things necessary to procure the fulfilment of its obligations in terms of this Agreement.

5.2	MDT represents, warrants and undertakes that the services will be duly performed and completed in a diligent, professional and business-like manner.

6.	LIMITATION OF LIABILITY

NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY, FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, OR FOR ANY LOSS OF REVENUE, DATA, OR PROFITS, AND INDEPENDENT OF ANY FAILURE OF ESSENTIAL PURPOSE OF THE WARRANTIES AND REMEDIES PROVIDED HEREUNDER. THIS LIMITATION OF LIABILITY WILL APPLY WHETHER OR NOT THE OTHER PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.	CONFIDENTIALITY

7.1	The parties agree to keep and procure to be kept secret and confidential any and all written and/or oral information of any kind relating to the terms of this Agreement and the business of the other party obtained from the other party pursuant to this Agreement or prior to it and to disclose the same only to those of its employees or contractors directly involved with the services and only to the extent necessary for each of them to perform his duties under this Agreement. The parties shall impose the above obligation on these persons.

7.2	The foregoing obligations shall not apply, however, to any part of such information which:

a)	was already in the public domain or which becomes so through no fault of the receiving party;

b)	was already known to the receiving party prior to receipt thereof; or

c)	was disclosed to the receiving party by a third party owing no duty of confidentiality towards the disclosing party in respect thereof.

7.3	Subject to the provisions in Clause 7.2 above, these obligations of confidentiality shall survive the expiration or termination of this Agreement.

8.	ASSIGNMENT

8.1	Neither party shall assign or otherwise transfer its interest in this Agreement or its rights and obligations hereunder whether in whole or in part without the prior written consent of the other, except in circumstances of corporate succession by merger, consolidation, or other corporate reorganisation in relation to either party’s business.

9.	ENTIRE AGREEMENT

9.1	The parties hereto declare that this Agreement comprises the complete and exclusive agreement between them which supersedes all previous understandings, negotiations and proposals, whether oral or in writing. In case of any inconsistency, conflict with or ambiguity of any terms and conditions which are incorporated by reference, the terms and conditions of this Agreement shall prevail.

9.2	Save as expressly provided, no alteration, modification, amendment, waiver, consent or discharge shall be binding upon either party unless in writing and signed by both parties.

10.	NOTICES

10.1	Any notice required to be given under this Agreement shall be in writing and shall be sent to the address of the party as specified in this Agreement or such other address as that party shall designate by notice given in accordance with the provisions of this Clause from time to time. Any such notice shall be delivered by hand or by registered prepaid post and shall be deemed to have been served if delivered by hand upon signed receipt by the appointed representative of either party for the time being or if by post 48 hours after the day of posting.

11.	LEGAL RELATIONSHIP

11.1	Nothing herein shall create or imply any employment, principal-agent, joint venture or partnership relationship between GEL on the one hand, and MDT on the other.

11.2	Either party acknowledges that it is not part of the other party’s organisation and shall have no authority to commit or to bind the other party in any way in connection with the business, affairs or otherwise of the other party.

12.	SEVERABILITY

12.1	In the event that any provision contained in this Agreement should, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

13.	WAIVER

13.1	No failure or delay on the part of any party to exercise any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by a party of any right, power or remedy. The rights, powers and remedies provided herein are cumulative and are not exclusive of any rights, powers or remedies at law.

14.	Force Majeure

14.1	Neither party shall be liable for any delays or failures attributable to its being affected by an Event of Force Majeure, but the party so affected shall use best endeavours to resume performance as quickly as possible and shall promptly give the other party full particulars of the failure or delay and consult with the other party concerning the failure or delay from time to time as appropriate. If any such delay or failure on the part of the MDT continues for a period of three (3) months, GEL shall be entitled to terminate this Agreement and/or any services provided under this Agreement immediately on giving written notice to MDT.

15.	CONTRACTS (RIGHTS OF THIRD PARTIES) ORDINANCE

15.1	The parties do not intend any term of this Agreement to be enforceable by any person who is not a party to this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap 623), and the parties agree that this Agreement shall be excluded from the application of the Contracts (Rights of Third Parties) Ordinance (Cap 623).

16.	APPLICABLE LAW AND DISPUTE RESOLUTION

16.1	This Agreement shall be governed by, construed and enforced in accordance with the laws of Hong Kong SAR and the parties hereto agree to be subject to the non-exclusive jurisdiction of the courts of Hong Kong SAR.

16.2	Notwithstanding Clause 15.1, a complaining party shall have the option to refer any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof, to arbitration in Hong Kong at the Hong Kong International Arbitration Centre (“HKIAC”) with three (3) arbitrators in accordance with the HKIAC Rules in force. Each party shall select one (1) arbitrator and the two (2) arbitrators shall select the third neutral arbitrator who shall be the Chairman of the arbitration panel. The language to be used in the arbitral proceedings shall be English.

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IN WITNESS WHEREOF this Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY	)
FOR AND ON BEHALF OF	)
GLOBAL ENGINE LIMITED	)
in the presence of:-)
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SIGNED BY	)
FOR AND ON BEHALF OF	)
MDT INNOVATION SDN BHD	)
in the presence of:-)
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SCHEDULE 1

Part 1 - The Services

MDT shall provide the following services to GEL:

1.	Network Security for Internet Of Things (IOT) Cloud Platform - Design and Build
2.	Network Security for Internet Of Things (IOT) Cloud Platform – Development and Implementation
3.	Testing and Commissioning Procedure

The Technical Specifications are stated in SCHEDULE 2.

Part 2 – Term and Fees

1.	Term:	From date of this Agreement to 31st December 2021 (both days inclusive) unless terminated early pursuant to the terms and conditions of this Agreement.

2.	Fees:	GEL shall pay the service fees totalling US$219,000. GEL shall be invoiced upon the satisfactory completion of the Testing and Commissioning. For the avoidance of doubt, any services performed by MDT not within the specified scope of areas set out in Part 1 of Schedule 1 to this Agreement shall incur extra fees and costs payable by GEL in the manner as determined by MDT.

Item	Service	Estimated Timeline
1	Network Security for Internet Of Things (IOT) Cloud Platform - Design and Build	July 2021
2	Network Security for Internet Of Things (IOT) Cloud Platform – Development and Implementation	August 2021
3	Testing and Commissioning	August 2021

Sch 1-1